Exhibit 10.2

EXECUTION COPY	Contract #1-26652287-3
AMENDMENT NUMBER 3
TO
YAHOO! PUBLISHER NETWORK AGREEMENT #1-26652287
     This Amendment #3 to the Yahoo! Publisher Network Agreement #1-26652287 (“Amendment #3”) is entered into as of the latter date of either Yahoo! or Publisher’s signature below (“Amendment #3 Effective Date”) and is made by and among Local.com Corporation (“Publisher”) and Yahoo! Inc. (“Yahoo!”), and modifies the Yahoo! Publisher Network Agreement #1-26652287 by and among the same parties effective as of August 25, 2010, as amended (the “Agreement”).
     In consideration of mutual covenants and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Publisher and Yahoo! hereby agree as follows:
1.	Part E of the “Deployment of Services on Publisher’s Offerings” section on page one (1) of the Service Order to the Agreement is hereby deleted and replaced with the following (additions shown in italics):
E.	Applications
1.	Link = Search Box; Results = Paid Search Results; Publisher’s Offering = the following Applications: (a) the SmartLinks plug-in application and (b) Mobile Applications (as defined in the Software Attachment).
2.	Section 1 (Definitions) of Attachment F (Software Attachment) is hereby amended as follows:
a.	The definition of “Application” in Section 1(a) is hereby deleted and replaced with the following (additions shown in italics):
(a)	Applications: Publisher’s or a Yahoo! approved Affiliate’s software application(s) shown in the SO or described elsewhere in the Agreement. Applications also include Mobile Applications that are approved in writing by Yahoo!.
b.	The following new definition is hereby added as Section 1(f):
(f)	Mobile Applications: Software applications that are made available to users for downloading and use on mobile devices and that are approved in writing by Yahoo!.
3.	The Agreement is amended to add the mockups attached to this Amendment #3.

4.	Miscellaneous.
(a)	Except as expressly set forth herein, the terms and conditions of the Agreement are unmodified and remain in full force and effect.

(b)	The Agreement is amended to provide that references in the Agreement to “this Agreement” or “the Agreement” (including indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed references to the Agreement as amended hereby. All capitalized defined terms used but not defined herein shall have the same meaning as set forth in the Agreement.
Yahoo ! Confidential

EXECUTION COPY	Contract #1-26652287-3
(c)	This Amendment #3 may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. An electronically transmitted signature via pdf or facsimile shall be deemed the equivalent to an original ink signature.

(d)	In the event of a conflict between any of the terms and conditions of the Agreement and any of the terms and conditions of this Amendment #3, the terms and conditions of this Amendment #3 shall control.
IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment #3 as of the Amendment #3 Effective Date.

LOCAL.COM CORPORATION		YAHOO! INC.

By:	/s/ Rick Szatkowski Name: Rick Szatkowski	By:	/s/ David Sullivan Name: David Sullivan
	Title: Sr. VP and GM, Network Properties		Title: Vice President
	Date: May 6, 2011		Date: May 6, 2011
Yahoo ! Confidential

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